Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of OMI Corporation on Form S-8 of our report dated February 4, 2003 (except for Note 5 and the first paragraph of Note 17 and Note 18, as to which the dates are March 14, 2003, March 14, 2003 and November 21, 2003, respectively), appearing in the Annual Report on Form 10-K of OMI Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP New York, New York

February 9, 2004